UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2022

INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway,
Suite 400
Burlingame, California 94010
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 10, 2022, Innoviva, Inc., a Delaware corporation (“Innoviva”), Innoviva Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Innoviva (the “Purchaser”), and La Jolla Pharmaceutical Company (“La Jolla”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of La Jolla’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $6.23 per share in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes, on the terms and conditions set forth in the Merger Agreement. The Offer Price represents Innoviva’s agreement to pay $5.95 per share for La Jolla, representing a premium of approximately 70% to the 30-day volume-weighted average price (VWAP), and an incremental $0.28 per share for additional cash proceeds received in connection with the divestiture of a non-core asset.

Completion of the Offer is subject to several conditions, including: (i) the number of Shares validly tendered in the Offer and not validly withdrawn, together with any Shares beneficially owned by Innoviva or any subsidiary of Innoviva, equals at least one Share more than 50% of all Shares then outstanding; (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in respect of the transactions contemplated by the Merger Agreement have expired or been terminated and the absence of any injunction or legal restraint which has the effect of prohibiting the consummation of the Offer or making the Offer or the Merger (as defined below) illegal; and (iii) certain other customary conditions.

As soon as practicable following the consummation of the Offer, and subject to the satisfaction or waiver of certain customary conditions, the Purchaser will merge with and into La Jolla, with La Jolla surviving as a wholly-owned subsidiary of Innoviva, pursuant to the provisions of Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required to consummate the Merger (the “Merger”). Each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than (i) any Shares and shares of La Jolla’s Series C-12 Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), that are owned by or held in the treasury of La Jolla, or owned by Innoviva, Purchaser or any other wholly-owned subsidiary of Innoviva or (ii) any Shares in respect of which appraisal rights were perfected in accordance with Section 262 of the DGCL, will be automatically converted into the right to receive an amount in cash equal to the Offer Price, in cash, without interest (the “Merger Consideration”) and subject to any applicable withholding taxes. Additionally, each Preferred Share will be automatically converted into the right to receive an amount in cash equal to 1,724.04 times the Offer Price, in cash, without interest and subject to any applicable withholding taxes.

Prior to the consummation of the Effective Time, each option to purchase Shares (each, a “La Jolla Option”), whether vested or unvested, will be terminated and cancelled immediately prior to the Effective Time in exchange for the right of the holder thereof to receive a lump-sum amount in cash, without interest, equal to the excess, if any, of the Offer Price over the exercise price per share thereof, net of any taxes withheld pursuant to the Merger Agreement. With respect to each La Jolla Option with an exercise price that is less than or equal to the Offer Price, such termination and cancellation will be for no consideration.

Innoviva, the Purchaser and La Jolla have made customary representations, warranties and covenants in the Merger Agreement, including using reasonable best efforts to promptly consummate and make effective the transactions contemplated by the Merger Agreement. La Jolla has agreed to (i) cause each of the Target Companies (as defined in the Merger Agreement) to conduct, its business and operations in the ordinary course and in accordance in all material respects with past practice and to pay its debt and payables, as they come due and (ii) cause each of the Target Companies to preserve intact the material components of its current business organization and maintain its relations and goodwill with all material suppliers, material customers, material licensors and governmental bodies.

Furthermore, La Jolla and the other Target Companies have agreed not to, and to cause their respective officers, directors, employees and their respective Representatives (as defined in the Merger Agreement) not to, directly or indirectly; (i) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement); (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) adopt any resolution for the purpose of exempting any person (other than Innoviva and its subsidiaries) from the restriction on “business combinations” or any similar provision contained in applicable Anti-Takeover Law or La Jolla’s organizational or other governing documents; (iv) approve, endorse, recommend or enter into any agreement in principle, letter of intent, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal; or (v) resolve to propose, agree or publicly announce an intention to do any of the foregoing. Subject to the satisfaction of certain conditions, La Jolla and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of La Jolla concludes in good faith, after consultation with La Jolla’s independent financial advisors and outside legal counsel, that such unsolicited proposal constitutes a superior proposal and that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains customary termination rights for both the Innoviva and the Purchaser, on the one hand, and La Jolla, on the other hand, including, among others, for failure to consummate the Offer on or before October 9, 2022 (the “End Date”).  If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with La Jolla’s entry into an agreement with respect to a Superior Offer (as defined in the Merger Agreement)), La Jolla will be required to pay Innoviva a termination fee of $7,225,078.81.  In addition, if the Merger Agreement is terminated by Innoviva or La Jolla because the acceptance time for the tender offer did not occur prior to the End Date or the tender offer expires in accordance with its terms without the Purchaser purchasing any Shares, La Jolla will be required to reimburse Innoviva for certain transaction expenses, not to exceed $1,500,000.

The Merger Agreement has been unanimously approved by the board of directors of each of Innoviva, the Purchaser and La Jolla. The board of directors of La Jolla unanimously recommends that stockholders of La Jolla tender their Shares in the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about La Jolla, Innoviva or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by La Jolla or Innoviva. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by La Jolla in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between La Jolla, Innoviva and the Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about La Jolla, Innoviva or the Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Support Agreement

Concurrently with the execution of the Merger Agreement, Innoviva and the Purchaser entered into a Support Agreement (the “Support Agreement”) with Tang Capital Partners, LP and the Kevin C. Tang Foundation (together, the “Supporting Stockholders”), which provide, among other matters, that the Supporting Stockholders will (i) tender their Shares in the Offer and (ii) support the Merger. As of July 7, 2022, the Supporting Stockholders owned an aggregate of approximately 40% of the Shares. The Supporting Stockholders’ obligations under the Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to Support Agreement, which is attached hereto as Exhibit 10.1 is incorporated herein by reference.

Item 8.01.	Other Events.

On July 11, 2022, Innoviva and La Jolla issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Important Information about the Tender Offer

The Offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of La Jolla’s common stock or any other securities. At the time the Offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Innoviva and the Purchaser with the SEC, and a solicitation/recommendation statement on Schedule 14D-9 will be filed by La Jolla with the SEC. The Offer will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Additional copies may be obtained at no charge by contacting Innoviva at 1350 Old Bayshore Highway Suite 400, Burlingame, CA 94010 or (650) 238-9600 or by contacting La Jolla at 201 Jones Road, Suite 400, Waltham, MA 02451 or (617) 715-3600. In addition, Innoviva and La Jolla file annual, quarterly and current reports and other information with the SEC, which are also available to the public at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This document includes statements that are not statements of historical fact, or “forward-looking statements,” including with respect to Innoviva’s proposed acquisition of La Jolla. Such forward-looking statements include, but are not limited to: the ability of Innoviva and La Jolla to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement; statements about the expected timetable for completing the transaction; Innoviva’s and La Jolla’s beliefs and expectations and statements about the benefits sought to be achieved in Innoviva’s proposed acquisition of La Jolla; the potential effects of the acquisition on both Innoviva and La Jolla; the possibility of any termination of the Merger Agreement; and the expected benefits and success of La Jolla’s product candidates. Many of these risks and uncertainties are beyond Innoviva’s control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of La Jolla’s stockholders unaffiliated with Innoviva will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Merger and the Offer contemplated by the Merger Agreement may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement and the impact of the announcement and pendency of the transactions on La Jolla’s business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability, and diversion of management time and attention from managing La Jolla’s affairs; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of La Jolla’s and Innoviva’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

La Jolla and Innoviva undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in La Jolla’s and Innoviva’s respective 2021 Annual Reports on Form 10-K and 2022 Quarterly Reports on Form 10-Q and La Jolla’s and Innoviva’s other filings with the SEC available on the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of July 10, 2022, by and among Innoviva, Inc., Innoviva Acquisition Sub, Inc., and La Jolla Pharmaceutical Company.†

10.1	Support Agreement, dated July 10, 2022, by and among Innoviva, Inc., Innoviva Acquisition Sub, Inc., Tang Capital Partners, LP and the Kevin C. Tang Foundation.

99.1	Joint Press Release, dated July 11, 2022, issued by Innoviva and La Jolla.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Schedules and exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. Innoviva agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2022	INNOVIVA, INC.

	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer